SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934




Filed by the Registrant [X]
Filed by a Party other than the Registrant[_]

Check the appropriate box:

[_]      Preliminary Proxy Statement
[_]      Confidential of Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to section 240.14a-11(c) or
         section 240.14a-12


                               VALUE AMERICA, INC.
                (Name of Registrant as Specified in Its Charter)

                               VALUE AMERICA, INC.
                   (Name of Person(s) Filing Proxy Statement)





Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


         4)   Proposed maximum aggregate value of transaction:


         5)   Total fee paid:



[_]      Fee paid previously with preliminary materials.


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



         1)   Amount Previously Paid:  _________________________________________
         2)   Form Schedule or Registration Statement No.:  ____________________
         3)   Filing Party:  ___________________________________________________
         4)   Date Filed:  _____________________________________________________

                                  June 16, 2000

Dear Stockholder,

     It is my pleasure to invite you to Value America's 2000 Annual Meeting of Stockholders.

     We will hold the meeting at 10:00 a.m. on Thursday, July 13, 2000, in the Mt. Vernon Room of The St. Regis Hotel, 923 16th & K Streets, N.W., Washington, D.C. 20006. In addition to the formal items of business, we will review the major developments of the past year and answer your questions.

     This booklet includes our Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Value America.

     Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

     We look forward to seeing you at the meeting.



                                                Sincerely,



                                                Glenda M. Dorchak
                                                Chairman of the Board, President
                                                and Chief Executive Officer




                             YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS


                               Date: July 13, 2000

                                Time: 10:00 a.m.

                                 Mt. Vernon Room
                               The St. Regis Hotel
                           923 16th & K Streets, N.W.
                             Washington, D.C. 20006

Dear Stockholders:

     At our Annual Meeting, we will ask you to:

o Elect directors of Value America to serve for their respective terms of office as shown in the accompanying Proxy Statement.

o    Approve the Value America 1999 Stock Incentive Plan, as amended.

o Ratify the selection of PricewaterhouseCoopers LLP as independent auditors for our year ending December 31, 2000.

o Transact any other business that may properly be presented at the Annual Meeting.

     If you were a holder of record of Value America's common stock or Series D preferred stock at the close of business on May 20, 2000, you may vote at the Annual Meeting.

     A copy of the Annual Report on Form 10-K, as amended, containing the financial statements of Value America for the year ended December 31, 1999, is enclosed herewith.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              William A. Pusey, Jr.
                                              Secretary

June 16, 2000

                   PROXY STATEMENT FOR THE VALUE AMERICA, INC.
                       2000 ANNUAL MEETING OF STOCKHOLDERS


             GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING


Why Did You Send Me this Proxy Statement?

     We sent you this Proxy Statement and the enclosed proxy card because Value America's Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     On June 16, 2000, we began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote. Only stockholders who owned Value America common stock or Series D preferred stock at the close of business on May 20, 2000 are entitled to vote at the Annual Meeting. On this record date, there were issued and outstanding 45,462,155 shares of our common stock and 14,778,322 shares of our Series D preferred stock. Value America common stock and Series D preferred stock were the only classes of voting stock issued and outstanding on such date. The holders of common stock and preferred stock will vote together as a single class on each of the proposals. We are also sending along with this Proxy Statement, our 1999 Annual Report, which includes our financial statements.


How Many Votes Do I Have?

     Each share of Value America common stock that you own entitles you to one vote. If you own Value America Series D preferred stock, you are entitled to the number of votes equal to the number of shares of common stock into which your Series D preferred stock shares would be convertible at the record date. As of the record date, each share of preferred stock was convertible into one share of common stock.


How Do I Vote by Proxy?

     Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you direct. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

o "FOR" the election of the directors to serve for their respective terms of office as shown on pages 6 and 7 of this Proxy Statement.

o "FOR" the approval of the Value America 1999 Stock Incentive Plan, as amended.

o "FOR" ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for our fiscal year ending December 31, 2000.

     If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.


May I Revoke My Proxy?

     If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

o You may send in another proxy with a later date but before the Annual Meeting date.

o You may notify Value America's Secretary in writing before the Annual Meeting that you have revoked your proxy.

o    You may vote in person at the Annual Meeting.


How Do I Vote in Person?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting with you an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on May 20, 2000, the record date for voting.


What Vote is Required to Approve Each Proposal?

Proposal 1:                Election of Directors -- The nominees who receive the
                           most votes will be elected.

Proposal 2:                Approval  of the 1999 Stock  Incentive  Plan,  as
                           amended -- Approval of the plan requires that more shares of common stock and preferred stock vote in favor of the plan than against it.

Proposal 3:                Ratify  Selection  of Auditors -- Approval of the
                           ratification       of      the      selection      of
                           PricewaterhouseCoopers requires that more shares of common stock and preferred stock vote in favor of the proposal than against it.


What is the Effect of Broker Non-Votes?

     If your broker holds your shares in its name, the broker will be entitled to vote your shares on both Proposal 1 and Proposal 3 even if it does not receive instructions from you. Your broker is not entitled to vote on Proposal 2 unless it receives instructions from you. If your broker does not vote your shares on Proposal 2, such "broker non-votes" and abstentions from voting will not be counted for purposes of tabulating the votes cast.

Is Voting Confidential?

     We will keep all the proxies, ballots and voting tabulations private. We only let our inspectors of election examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.


What Are the Costs of Soliciting these Proxies?

     We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will not pay these employees and directors additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.


                         _____________________________


              INFORMATION ABOUT VALUE AMERICA SECURITIES OWNERSHIP

     The following table sets forth certain information with respect to the beneficial ownership of our common stock and Series D preferred stock as of May 20, 2000 for (a) the current executive officers named in the Summary Compensation Table on page 9 of this Proxy Statement, (b) each of our directors,
(c) all of our directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common or preferred stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

     Shares of common stock that may be acquired by an individual or group within 60 days of May 20, 2000 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common and preferred stock shown to be beneficially owned by them based on information provided to us by such stockholders. Percentage of ownership is based on 45,462,155 shares of common stock and 14,778,322 shares of Series D preferred stock outstanding on May 20, 2000.




                                                          Shares of                         Shares of
                                                         Common Stock     Percent of     Preferred Stock       Percent of
                                                        Beneficially     Common Stock   Beneficially Owned     Preferred
Name of Beneficial Owner                                    Owned                                                Stock

Craig A. Winn (1)
740 Woodlands Road
Charlottesville, VA 22901............................                         33.2%


                                                          15,074,812                           --                  --

Vulcan Ventures Incorporated (2) 110 110th Avenue N.E.
Bellevue, WA 98004...................................                         20.8%

                                                          10,229,087                        7,389,162            50.0%

Rex Scatena (3)
380 Mildrod Road
Earlysville, VA 22936................................                         14.0%

                                                           6,366,700                           --                  --

The Union Labor Life Insurance Company (4)
111 Massachusetts Avenue, N.W.
Washington, D.C. 20001...............................                          7.9%

                                                           3,598,229                           --                  --

Pacific Capital Group, Inc. (5)
1201 Pennsylvania Avenue, N.W.
Suite 300
Washington, D.C. 20004...............................      1,850,849           4.0%         4,433,497            30.0%

Directors and Executive Officers:

William J. Bennett (6)...............................         15,000        *                  --                  --
Thomas J. Casey (7)..................................         71,000        *                  --                  --
Glenda M. Dorchak (8)................................         13,000        *                  --                  --
Leroy Keith (9)......................................         15,000        *                  --                  --
Gary D. LeClair (10).................................        170,001        *                  --                  --
Gerard R. Roche (11).................................         15,000        *                  --                  --
William D. Savoy (12)................................     10,294,233          20.9%         7,389,162            50.0%
Wolfgang R. Schmitt (13).............................        165,000        *                  --                  --
Frederick W. Smith (14)..............................      1,906,133           4.1%         1,970,433            13.3%
Michael R. Steed ....................................          1,950        *                  --                  --
Paul F. Ewert (15)...................................         43,000        *                  --                  --
Thomas J. Starnes (16)...............................         22,000        *                  --                  --
John A. Steele (17)..................................         12,000        *                  --                  --
All directors and executive
     officers as a group (15 persons) (18)...........     12,743,317          25.2%         9,359,595            63.3%
-----------------

*      Less than one percent (1%).
(1) Information based upon Schedule 13G filed by Mr. Winn on February 14, 2000. Value America has reason to believe that such information may not be accurate as of May 20, 2000. Based on information as of that date provided to Value America by its transfer agent, Mr. Winn may be deemed to beneficially own 7,540,650 shares, or 16.6%, of our common stock, excluding shares that may be held by brokers on behalf of Mr. Winn.
(2) Information based upon Schedule 13G filed by Vulcan Ventures Incorporated on February 14, 2000. Includes 3,752,226 shares of common stock underlying warrants.
(3) Information based upon Schedule 13G filed by Mr. Scatena on February 14, 2000. Value America has reason to believe that such information may not be accurate as of May 20, 2000. Based on information as of that date provided to Value America by its transfer agent, Mr. Scatena may be deemed to beneficially own 1,413,900 shares, or 3.1%, of our common stock, excluding shares that may be held by brokers on behalf of Mr. Scatena.
(4)      Includes 208,375 shares of common stock underlying warrants.

                       (footnotes continued on next page)

(5) Includes 1,330,049 shares of common stock underlying warrants held by Pacific Capital Group, Inc. ("Pacific Capital") and 520,800 shares of common stock held by GKW Unified Holdings, LLC which Pacific Capital may be deemed to beneficially own.
(6) Consists of 15,000 shares of common stock underlying options. Mr. Bennett resigned from Value America's Board of Directors effective
       May 30, 2000.
(7) Includes 15,000 shares of common stock underlying options and 6,000 shares of common stock underlying warrants.
(8)    Includes 3,000 shares of common stock underlying warrants.
(9)    Consists of 15,000 shares of common stock underlying options.
(10) Includes 80,001 shares of common stock underlying options and 30,000 shares of common stock underlying warrants.
(11)   Consists of 15,000 shares of common stock underlying options.
(12) Includes 15,000 shares of common stock underlying options held by Mr. Savoy, and 6,476,861 shares of common stock, 3,752,226 shares of common stock underlying warrants and 7,389,162 shares of preferred stock held by Vulcan Ventures Incorporated ("Vulcan"). Mr. Savoy is Vice President of Vulcan.
(13) Consists of 165,000 shares of common stock underlying options. Mr. Schmitt resigned from Value America's Board of Directors effective
       May 30, 2000.
(14) Includes 15,000 shares of common stock underlying options and 741,133 shares of common stock underlying warrants held by Mr. Smith, and 500,000 shares of common stock and 150,000 shares of common stock underlying warrants held by FedEx Corporation. Mr. Smith disclaims beneficial ownership of the shares of common stock held by FedEx Corporation. The address of Mr. Smith is 942 South Shady Grove Road, Memphis, Tennessee 38120.
(15)   Includes 40,000 shares of common stock underlying options.
(16)   Includes 20,000 shares of common stock underlying options.
(17)   Includes 10,000 shares of common stock underlying options.
(18) Includes 405,000 shares of common stock underlying options and 4,682,359 shares of common stock underlying warrants.



                        PROPOSAL 1: ELECTION OF DIRECTORS

     The Value America Board is divided into three classes (I, II and III), with each class serving a staggered three-year term. Our Board of Directors currently consists of eight members, five of whom were appointed to the Board after we completed our initial public offering in April of last year. Because this is our first annual meeting as a public company and in view of the number of directors who were appointed since the initial public offering, the Board of Directors has concluded that it would be appropriate to seek your approval of our entire slate of directors.

     The nominees for election to the Board of Directors and their respective terms are set forth below. If any nominee is unavailable to serve, the Board of Directors may recommend another person and your proxy will be voted for that substitute nominee. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

     At next year's annual meeting, you will be asked to elect only one class of directors whose terms expire at that meeting - the class of 2001 shown in the table below. If elected, their term of office will then run for a full three years until the annual meeting in 2004.

     The following is a brief summary of the background of each of our directors and director nominees. The Board of Directors recommends that you vote for these nominees.

Class I Nominees to serve until 2003:

Thomas J. Casey
Director since 1999

     Mr. Casey, age 48, has served as Vice Chairman of Global Crossing, Ltd., an independent developer, owner and operator of open access and undersea fiberoptic global telecommunications networks since December 1998. He has also been Managing Director of Global Crossing since September 1998. Since September 1998, Mr. Casey has been President of Pacific Capital Group, a Los Angeles-based merchant banking firm. From October 1995 to September 1998, Mr. Casey was Managing Director of Merrill Lynch's Global Communications Investment Banking Group. From January 1990 to September 1995, he served as a partner and co-head of the telecommunications and media group for the law firm of Skadden, Arps, Slate, Meagher and Flom.

Leroy Keith
Director since 1999

     Mr. Keith, age 61, has served as Chairman of Carson, Inc., a publicly-traded manufacturer and marketer of ethnic hair care products for people of color since 1995. From August 1995 to June 1998, Mr. Keith also served as Carson's Chief Executive Officer.

Gerard R. Roche
Director since 1999

     Mr. Roche, age 68, has served as Chairman of Heidrick & Struggles, Inc. since 1981and Senior Chairman of Heidrick & Struggles International, Inc. since February 1999. Heidrick & Struggles, is an executive recruiting firm with offices worldwide.

Class II Nominees to serve until 2002:

William D. Savoy
Director since 1999

     Mr. Savoy, age 35, has served as Vice President of Vulcan Ventures Incorporated, a venture capital fund, since November 1990. He has served as President of Vulcan Northwest Inc., a company that manages the personal financial activities of Paul G. Allen, co-founder of Microsoft Corporation, from November 1990 until the present. Mr. Savoy serves as a director of Charter Communications, Inc., drugstore.com, Go2Net, Inc., Harbinger Corporation, High Speed Access Corporation, Metricom, Inc., Telescan Inc., Ticketmaster Online -- CitySearch and USA Networks, Inc.

Frederick W. Smith
Director since 1999

     Mr. Smith, age 55, is Chairman, President and Chief Executive Officer of FedEx Corporation, a global transportation and logistics holding company that was formed when Federal Express Corporation acquired Caliber System, Inc. in January 1998. He founded Federal Express in 1971 and was President of Federal Express from 1971 to 1975 and from 1983 to January 1998. Mr. Smith was Chief Executive Officer of Federal Express from 1977 to January 1998 and has served as its Chairman since 1975. Mr. Smith is responsible for providing strategic direction for all FedEx Corporation business units, including Federal Express, FedEx Ground, FedEx Logistics, FedEx Custom Critical, and FedEx Trade Networks.

Class III Nominees to serve until 2001:

Glenda M. Dorchak
Director since 2000

     Ms. Dorchak, age 46, became Chairman of Value America in May 2000 and has served as Chief Executive Officer since November 1999 and President since October 1998. From October 1998 until her appointment as Chief Executive Officer, Ms. Dorchak also served as Chief Operating Officer. Ms. Dorchak was Senior Vice President -- Marketing and Advertising of Value America from August 1998 to October 1998. From December 1995 until August 1998, Ms. Dorchak held several executive positions at IBM US, including Director of PC Direct, Director of General Business PC Sales, Director of US Channel Marketing and Director of Marketing for the Personal Systems Group North America. From December 1992 until December 1995, she served as the Director of Sales and Service of AMBRA, a build-to-order, telemarketing PC business.

Gary D. LeClair
Director since 1997

     Mr. LeClair, age 45, has served as Chairman of the law firm of LeClair Ryan, A Professional Corporation, legal counsel to Value America, since 1988.

Michael R. Steed
Director since 1997

     Mr. Steed, age 50, has been a Managing Director of Pacific Capital Group, a venture capital firm, since December 1999. From November 1992 until December 1999 he was Senior Vice President of Investments for The Union Labor Life Insurance Company ("ULLICO"), a financial services holding company, and President of ULLICO's investment subsidiary, Trust Fund Advisors. Before joining ULLICO, Mr. Steed served as President and Founder of A.F.I.C. Group, Ltd., a financial and investment consulting firm, from 1985 to 1992. Mr. Steed is also a director of Global Crossing, Ltd. and VR-1.

Committees of the Board of Directors and Meetings

     Meeting Attendance. During 1999 there were 12 meetings of our Board of Directors. No incumbent director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which they served during 1999.

     Audit Committee. Our Audit Committee met eight times during 1999. This committee currently has three members, Messrs. Keith, LeClair and Steed. Our Audit Committee reviews the results and scope of audits and other services provided by our independent public accountants.

     Compensation Committee. Our Compensation Committee met eight times during 1999 and also acted by unanimous written consent on two occasions during this period. This committee currently has four members, Messrs. Casey, Roche, Savoy and Smith. Our Compensation Committee makes recommendations concerning salaries and incentive compensation for our employees and consultants, establishes and approves salaries and incentive compensation for our executive officers and administers our incentive stock plan.

     Nominating Committee. We do not have a standing nominating committee.

Compensation Committee Interlocks and Insider Participation.

     The Compensation Committee of the Board of Directors was formed in December 1997 to make recommendations to the Board of Directors regarding the compensation and benefits for Value America's executive officers and to administer its stock incentive plans. The Compensation Committee is currently composed of Messrs. Casey, Roche, Savoy and Smith. During 1999, Messrs. LeClair and Steed also served on the Compensation Committee. No executive officer of Value America serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Value America's Board of Directors or Compensation Committee.

     Mr. LeClair also serves as the Chairman of LeClair Ryan, A Professional Corporation, Value America's legal counsel. In 1999, LeClair Ryan received fees of $1,233,378 for legal services rendered to Value America.

     Mr. Steed served as the Senior Vice President of ULLICO until December 1999. ULLICO is the record holder of 3,544,229 shares of Value America's common stock.

Compensation of Directors

     Under a director stock option policy adopted on June 15, 1999, upon election to our Board of Directors, each director who is not a salaried employee of Value America receives an automatic grant of non-qualified stock options to purchase 15,000 shares of our common stock pursuant to our 1997 stock incentive plan. Each option granted pursuant to this policy:

o    has a term of ten years;

o has an exercise price equal to the fair market value of our common stock on the date of grant; and

o    is exercisable immediately.

                             EXECUTIVE COMPENSATION

Summary Compensation

     The following table provides information on the total compensation paid or accrued during the fiscal years indicated below to our President and Chief Executive Officer and to our three next most highly compensated executive officers serving at December 31, 1999, our fiscal year end. The table also lists two former chief executive officers and two other former executive officers who would have been included had they still been executive officers of Value America at December 31, 1999.






                                                  Summary Compensation Table
                                                                                       Long-Term
                                                                                      Compensation
                                                                                       Securities
              Name and                              Annual Compensation (1)            Underlying             All Other
                                                    -----------------------
       Principal Position(s)           Year      Salary ($)         Bonus ($)        Options (#)(2)        Compensation ($)
       ---------------------           ----      ----------         ---------        --------------        ----------------

Glenda M. Dorchak                      1999         $266,020         $442,500             75,000                      -
   President and Chief Executive       1998           57,780 (3)       62,364            325,000               $266,042 (4)
Officer

Paul F. Ewert                          1999         $256,539          $50,000            200,000                      -
   Executive Vice President -
Merchandising/Sales

Thomas J. Starnes                      1999         $215,521          $23,344            200,000                      -
   Executive Vice President and
Chief Marketing Officer

John A. Steele                         1999         $159,005          $70,231            150,000               $200,000 (5)
   Chief Operating Officer

Neal Harris (6)                        1999         $227,514          $67,500            375,000               $250,000 (7)
     Former Executive Vice President

Dean M. Johnson (8)                    1999         $227,914          $58,013             61,690                      -
     Former Chief Financial Officer    1998          146,074                -                  -                      -
                                       1997                -                -            225,000                      -

Thomas Morgan (9)                      1999         $401,191         $133,223            400,000                      -
   Former Chief Executive Officer

Craig A. Winn (10)                     1999         $295,000                -                  -                      -
   Former Chairman of the              1998          233,718                -                  -                      -
   Board and Chief Executive           1997           45,000 (11)           -                  -                      -
Officer


(1) No officer received perquisites in an amount greater than the lesser of (a) $50,000 or (b) 10% of such officer's total salary plus bonus.
(2)       Represents options granted pursuant to our stock incentive plans.
(3) Represents salary earned by Ms. Dorchak from August 1998 through December 1998.
(4) This amount represents $16,042 for relocation expenses and a $250,000 loan from Value America at an interest rate of 6% per year. The loan was subsequently forgiven by the Compensation Committee of the Board on May 10, 2000 subject to repayment of one-half of the outstanding principal in the event Ms. Dorchak terminates her employment with Value America on or before December 31, 2000.
(5) Represents a $200,000 loan from Value America at an interest rate of 6.75% per year.

                       (footnotes continued on next page)

(6)       Mr. Harris resigned as an Executive Vice President in December 1999.
(7) Represents a $250,000 loan from Value America at an interest rate of 6.75% per year.
(8)      Mr. Johnson resigned as Chief Financial Officer in November 1999.
(9)      Mr. Morgan resigned as Chief Executive Officer in December 1999.
(10) Mr. Winn resigned as Chief Executive Officer in March 1999 and Chairman of the Board in December 1999.
(11) Represents salary earned by Mr. Winn from October 1, 1997 to December 31, 1997. Mr. Winn served without compensation during the first nine months of 1997.

Option Grants

     The following table shows stock options grants during 1999 to each of the executive officers named in the Summary Compensation Table. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date). This is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

                        Option Grants in Last Fiscal Year
                                                  Individual Grants
                           -----------------------------------------------------------------
                                               Percent of                                       Potential Realizable
                              Number of           Total                                           Value at Assumed
                             Securities          Options                                        Annual Rates of Stock
                             Underlying        Granted to        Exercise                        Price Appreciation
                               Options          Employees       Price Per      Expiration          For Option Term
          Name               Granted (#)         in 1999        Share ($)         Date            5%            10%
          ----               -----------         -------        ---------         ----            --            ---

Glenda M. Dorchak               75,000               2.0%         $  6.03       12/29/09     $  284,420    $   720,751
Paul Ewert                     200,000               5.2            15.00       03/01/09      1,886,700      4,781,100
Thomas J. Starnes              200,000               5.2            15.00       04/05/09      1,886,700      4,781,100
John A. Steele                 100,000               2.6            15.00       04/05/09        943,350      2,390,550
                                50,000               1.3             6.03       12/29/09        189,613        480,501
Neal Harris (1)                325,000               8.5            15.00       03/26/09      3,065,888      7,769,288
                                50,000               1.3             5.06       12/31/09        159,112        403,206
Dean M. Johnson (1)             50,000               1.3            15.00       03/22/09        471,675      1,195,275
                                11,690               0.3            22.00       04/05/09        161,741        409,868
Thomas Morgan (1)              400,000              10.5            15.00       03/01/09      3,773,400      9,562,200
Craig A. Winn (1)                    -                 -                -              -              -              -
-----------------
(1)      Former executive officer.

Option Exercises and Year-End Option Values

     The following table shows information with respect to exercises of options to purchase our common stock by each executive officer named in the Summary Compensation Table during 1999 and with respect to the aggregate value of options held by each executive officer named in the Summary Compensation Table as of December 31, 1999. The value of the unexercised in-the-money options at fiscal year end is based on a value of $5.0625 per share, the closing price of our stock on the Nasdaq National Market on December 31, 1999 (the last trading day prior to the year end), less the per share exercise price.



                   Aggregate Option Exercises in Last Year and
                            At Year-End Option Values

                                                             Number of Shares Underlying              Value of Unexercised
                            Shares                               Unexercised Options                  In-the-Money Options
                           Acquired on       Value                at Fiscal Year-End                   at Fiscal Year-End
           Name               Exercise (#)    Realized ($)      Exercisable      Unexercisable       Exercisable     Unexercisable
           ----               ------------    ------------      -----------      -------------       -----------     -------------

Glenda M. Dorchak                45,000           $ 90,000              -             355,000                -                -
Paul F. Ewert                         -                  -         40,000             160,000                -                -
Thomas J. Starnes                     -                  -         20,000             180,000                -                -
John A. Steele                        -                  -         10,000             140,000                -                -
Neal Harris (1)                       -                  -         50,000             325,000                -                -
Dean M. Johnson (1)             165,000          2,113,050              -                   -                -                -
Thomas Morgan (1)                     -                  -         80,000             320,000                -                -
Craig A. Winn (1)                     -                  -              -                   -                -                -

(1)   Former executive officer.

Stock Incentive Plans

     Value America adopted its 1997 stock incentive plan on August 1, 1997 and its 1999 stock incentive plan was approved by the Board on July 15, 1999. On May 30, 2000, the Board voted to approve an amendment to the 1999 plan to increase the number of shares of common stock that may be offered under the plan from 2,350,000 to 12,350,000 shares. The stock incentive plans provide for the granting of incentive awards to employees, officers, directors, consultants and certain non-employees of Value America. Incentive awards may be in the form of stock options, stock appreciation rights ("SARs"), restricted stock, incentive stock, or tax offset rights. The maximum number of shares of common stock that may be issued under the stock incentive plans is 18,600,000, subject to adjustment in the event of a stock split, stock dividend or other change in the common stock or capital structure of Value America. As of May 20, 2000, Value America has granted options exercisable into 7,560,492 shares of common stock and awarded 446,420 shares of restricted stock. The options granted under the 1999 stock incentive plan are subject to stockholder approval at the meeting. (See proposal 2 below). The Compensation Committee administers the stock incentive plans. Subject to the provisions of the stock incentive plans, the Compensation Committee is authorized to determine who may participate in the plans, the number and type of awards to each participant, the schedules on which each award will become exercisable and the terms, conditions and limitations applicable to each award. The Compensation Committee has the exclusive power to interpret the stock incentive plans and to adopt rules and regulations to carry out the stock incentive plans.

     Stock Options. Stock options granted under the plans may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Incentive stock options may be granted only to employees of Value America, including directors who are employees, while non-qualified options may be issued to non-employee directors, employees, consultants, advisors and other independent contractors providing services to Value America. A stock option entitles the employee to purchase shares of common stock at the option price. The Compensation Committee will fix the option price at the time the stock option is granted, but in the case of an incentive stock option the exercise price cannot be less than 100% of the shares' fair market value on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of Value America, 110% of the shares' fair market value on the date of grant). The value in incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the plans or any other similar plan maintained by Value America is limited to $100,000. The option price may be paid in cash or with shares of common stock, or a combination of cash and common stock. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee, including the requirement that they will not be exercisable after 10 years from the grant date.

     SARs. Under the 1997 stock incentive plan only, the Compensation Committee may also grant SARs either in tandem with a stock option or alone. SARs granted in tandem with a stock option may be granted at the same time as the stock option or at a later time. An SAR entitles the participant to receive from Value America an amount, payable in cash, in shares of common stock or in a combination of cash and common stock, equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price.

     Restricted Stock. Restricted stock issued pursuant to the stock incentive plans is subject to the following general restrictions: (a) restricted stock may not be sold, transferred, pledged or otherwise encumbered or disposed of until the restrictions on such stock have lapsed or have been removed under the provisions of the stock incentive plans and (b) if a holder of restricted stock ceases to be employed by Value America, the holder will forfeit any shares of restricted stock on which such restrictions have not lapsed or been otherwise removed.

     The Compensation Committee will establish as to each share of restricted stock issued under the stock incentive plans the terms and conditions upon which the restrictions on such share shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time or as a result of death, permanent disability or retirement of the participant. In addition, the Compensation Committee may, at any time, in its sole discretion, accelerate the time at which any or all of the restrictions lapse or remove any or all of such restrictions.

     Incentive Stock. The Compensation Committee may establish performance programs with fixed goals and designate key employees as eligible to receive incentive stock if the goals are achieved. More than one performance program may be established by the Compensation Committee. They may operate concurrently or for varied periods of time, and a participant may participate in more than one program at the same time. A participant who is eligible to receive incentive stock under a performance program has no rights as a stockholder until the incentive stock is received.

     Tax Offset Rights. Under the 1997 stock incentive plan only, the Compensation Committee may, in its sole discretion, award tax offset rights in conjunction with any incentive award. Tax offset rights entitle the participant to receive an amount of cash from Value America sufficient to satisfy the income and payroll taxes legally required to be withheld upon exercise of an option or SAR, upon grant of incentive stock or upon the lapse or removal of restrictions on restricted stock.

     Federal Income Taxes. A participant will not incur federal income tax upon the grant of an option, SAR, tax offset right, and, in most cases and depending on the restrictions imposed and unless the grantee otherwise elects, restricted stock. Upon receipt of incentive stock, a participant will recognize compensation income, which is subject to income tax withholding by Value America, equal to the fair market value of the shares of incentive stock on the date of transfer to the participant.

     Upon exercise of a non-qualified stock option, a participant generally will recognize compensation income, which is subject to income tax withholding by Value America, equal to the difference between the fair market value of the common stock on the date of the exercise and the exercise price. The Compensation Committee has the authority under the stock incentive plans to include provisions allowing the participant to deliver common stock, or elect to have withheld a portion of the shares the participant would otherwise acquire upon exercise, to cover tax liabilities. The election will be effective only if approved by the Compensation Committee and made in compliance with other requirements set forth in the stock incentive plans. When an employee exercises an incentive stock option, the employee generally will not recognize income, unless the employee is subject to the alternative minimum tax provisions of the Code.

     If the terms of an option permit, a participant may deliver shares of common stock instead of cash to acquire shares under the option without having to recognize taxable gain, except in some cases with respect to stock acquired upon the exercise of incentive stock options, or "statutory option stock", on any appreciation in value of the shares delivered. However, if a participant delivers shares of statutory option stock in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods of the statutory option stock have not been met, the participant will be considered to have made a taxable disposition of the statutory option stock. The applicable holding periods are two years from grant and one year from exercise.

     The exercise of an SAR is generally a taxable event. The participant usually must recognize income equal to any cash that is paid and the fair market value of any common stock that is received in settlement of an SAR.

     In general, a participant who received shares of restricted stock will include in his gross income as compensation an amount equal to the fair market value of the shares of restricted stock at the time that such shares are no longer subject to a substantial risk of forfeiture. Such amounts will be included in the tax recipient's income for the year in which such event occurs. The income recognized will be subject to income tax withholding by Value America.

     Upon exercise of a tax offset right, a participant generally will recognize ordinary compensation income, which is subject to income tax withholding by Value America, equal to the cash received.

     Subject to certain limitations, Value America will be entitled to a business expense deduction, except as explained below, at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of non-qualified options or tax offset rights, upon the lapse or removal of restrictions on restricted stock, upon issuance of incentive stock, upon a grantee's election to include in income on the date of grant the fair market value of a grant of restricted stock, and upon exercise of an SAR. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of the common stock received upon exercise in violation of the holding period requirements.

     This summary of the federal income tax consequences of incentive stock options, non-qualified stock options, SARs, restricted stock, incentive stock and tax offset rights does not purport to be complete. There may also be certain state and local income taxes applicable to these transactions.

     Change in Control Provisions. In the event of a "change in control" transaction, the Compensation Committee may take any one or more of the following actions either at the time an incentive award is granted or any time thereafter:

o provide for the assumption of incentive awards granted under the stock incentive plans,

o provide for substitution of appropriate new incentive awards covering the stock of a successor corporation to Value America or an affiliate thereof or

o give notice to participants that no such assumption or substitution will be made, in which event each outstanding incentive award will automatically accelerate to become fully exercisable immediately before the effective date of the change in control, except that such acceleration will not occur if, in the opinion of Value America's independent accountants, it would render unavailable "pooling of interests" accounting treatment for a change in control that would otherwise qualify for such accounting treatment.

     All incentive awards will terminate immediately following the consummation of a change in control, except to the extent assumed by the successor corporation or an affiliate thereof. Under the stock incentive plans, a "change in control" transaction generally is defined to constitute any of the following:

o approval by the stockholders of a reorganization, merger or consolidation in which holders of outstanding voting securities of Value America would receive less than 50% of the voting securities of the surviving or resulting corporation,

o approval by the stockholders of a complete liquidation or dissolution of Value America,
o approval by the stockholders of the sale or transfer of substantially all of the assets of Value America or

o the acquisition other than from Value America by a person or group of related persons of beneficial ownership of 50% or more of the outstanding voting securities of Value America.

     Should a change in control or other event result in acceleration of vesting of outstanding options or changes in other benefits, as defined under Section 280G of the Code, certain highly-compensated employees would likely be subject to payment of a 20% excise tax on their incremental gain, as defined.

Employment Contracts and Termination and Change-In-Control Arrangements

Glenda M. Dorchak, Chairman, President and Chief Executive Officer

     Value America and Glenda M. Dorchak, Chairman President and Chief Executive Officer of Value America, entered into an employment agreement as of October 5, 1998. Under the agreement, Ms. Dorchak received an annual salary of $250,000 until December 31, 1999 and will receive an annual salary of $300,000 every year thereafter, subject to increases. The term of the agreement continues through December 31, 2001 and then renews automatically for additional periods of one year until either party gives notice of non-renewal at least three months before the expiration date of the agreement. Ms. Dorchak is also eligible for quarterly incentive compensation. In each remaining year of her employment, and based upon achieving corporate and individual performance and other criteria as established by the Compensation Committee, Ms. Dorchak may earn quarterly bonuses amounting to, in the aggregate, a minimum of $150,000 per year. Value America also has agreed to pay Ms. Dorchak a bonus not to exceed $390,000 in an amount equal to the product of (a) $6.50 multiplied by (b) up to an aggregate of no more than 60,000 shares of common stock to be purchased by Ms. Dorchak upon the exercise of a stock option received under the stock incentive plan. Such bonus, if granted by Value America, will be deemed earned on and will be paid on the date of the exercise of such stock option. Ms. Dorchak is generally entitled to participate in any employee benefit plans from time to time in effect for all employees. Ms. Dorchak may voluntarily terminate her employment at any time under the agreement. Value America may terminate Ms. Dorchak's employment with or without due cause by giving her written notice of termination. If Ms. Dorchak is terminated by Value America for due cause, she will receive her salary through the date of termination. If Value America terminates her employment other than for due cause, Ms. Dorchak will be entitled to the sum of:

o    her annual salary at the time and

o a pro rata portion of any bonus she may have earned under the agreement if she had been employed for a full calendar year.

Paul F. Ewert, Executive Vice President - Merchandising/Sales

     Value America and Paul F. Ewert, Executive Vice President - Merchandising/Sales of Value America, entered into an employment agreement as of March 1, 1999. Under the agreement, Mr. Ewert has an annual salary of $280,000, subject to increases. The term of the agreement continues through December 31, 2003 and then renews automatically for additional periods of one year until either party gives notice of non-renewal at least three months before the expiration date of the agreement. Mr. Ewert is also eligible for quarterly incentive compensation. During each year of his employment, and based upon achieving corporate and individual performance and other criteria as established by the Compensation Committee, Mr. Ewert may earn quarterly bonuses amounting to, in the aggregate, a minimum of $100,000 per year. Mr. Ewert is generally entitled to participate in any employee benefit plans from time to time in effect for all employees. Mr. Ewert may voluntarily terminate his employment at any time under the agreement. Value America may terminate Mr. Ewert's employment with or without due cause by giving him written notice of termination. If Mr. Ewert is terminated by Value America for due cause, he will receive his salary through the date of termination. If Value America terminates his employment other than for due cause, Mr. Ewert will be entitled to the sum of:

o    his annual salary at the time and

o a pro rata portion of any bonus he may have earned under the agreement if he had been employed for a full calendar year.

Thomas J. Starnes, Executive Vice President and Chief Marketing Officer

     Value America and Thomas J. Starnes, Executive Vice President and Chief Marketing Officer of Value America, entered into an employment agreement as of April 5, 1999. Under the agreement, Mr. Starnes receives an annual salary of $250,000 every year, subject to increases. The term of the agreement continues through December 31, 2004 and then renews automatically for additional periods of one year until either party gives notice of non-renewal at least three months before the expiration date of the agreement. Mr. Starnes is also eligible for quarterly incentive compensation. During each year of his employment, and based on achieving corporate and individual performance and other criteria as established by the Compensation Committee, Mr. Starnes may earn a quarterly bonus amounting to, in the aggregate, a minimum of $125,000 for 2000. Mr. Starnes is generally entitled to participate in any employee benefit plans from time to time in effect for all employees. Mr. Starnes may voluntarily terminate his employment at any time under the agreement. If Mr. Starnes is terminated by Value America for due cause, he will receive his salary through the date of termination. If Value America terminates his employment for other than due cause, Mr. Starnes will be entitled to the sum of:

o    his annual salary at the time and

o a pro rata portion of any bonus he may have earned under the agreement if he had been employed for a full calendar year.

Report of Compensation Committee on Executive Compensation

     The following Report of the Compensation Committee on Executive Compensation and the graph of Shareholder Return shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Value America specifically incorporates this information by reference, and shall not otherwise by deemed filed under such acts.

     This report is submitted by the Compensation Committee, which is responsible for establishing and administering Value America's executive compensation policies and its stock incentive plans. The Committee is composed of Messrs. Roche, Casey, Savoy and Smith, none of whom is an employee of Value America. This report addresses the compensation policies for 1999 as they affected Craig A. Winn, Thomas Morgan and Glenda M. Dorchak, each of whom served as the Chief Executive Officer of Value America in 1999, and the other executive officers of Value America.

     General Compensation Policy

     Value America's compensation policy for executive officers is designed to achieve the following objectives: (a) to enhance profitability of Value America and increase stockholder value; (b) to reward executives consistent with Value America's annual and long-term performance goals; (c) to recognize individual initiative, leadership and achievement; and (d) to provide competitive compensation that will attract and retain qualified executives.

     Executive Officer Compensation Program

     The Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with Value America for prospective employees.

     The compensation  program for executive offices consists of three elements:
(1) base salary, which is set on an annual basis; (2) annual incentive compensation, in the form of cash bonuses, which is based on achievement of predetermined financial objectives of Value America and individual objectives; and (3) long-term incentive compensation, in the form of stock options or restricted stock, granted when the executive officer joins Value America and on occasion thereafter with the objective of aligning the executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

     Base Salary

     Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In addition to external market data, the Committee also reviews Value America's financial performance and individual performance when adjusting base salary annually.

     Bonus Compensation

     Bonus compensation is based on Value America's achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attainment of financial targets (earnings per share, gross margin, and gross revenue), the Committee also awards bonuses based on various operational and strategic objectives, such as management efficiency, and the ability to motivate others and build a strong management team, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate programs to enhance Value America's growth and successes. Bonuses are awarded on a quarterly basis.

     Long Term Incentive Compensation

     Long-term incentive compensation, in the form of stock options and restricted stock grants, allows the executive officers to share in any appreciation in the value of Value America's common stock. The Committee believes that equity participation aligns executive officers' interests with those of the stockholders. In addition, the Committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers.

     When establishing stock option grant levels, the Committee considers general corporate performance, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

     It is the standard policy of Value America to grant an initial stock option grant to all executive officers at the time they commence employment consistent with the number of options granted to executive officers in the e-commerce industry at similar levels of seniority. In addition, the Committee may also make performance-based grants throughout the year. In making such performance-based grants, the Committee considers individual contributions to Value America's financial, operational and strategic objectives.

     Chief Executive Officer Compensation

     In 1999, the individuals serving as the Chief Executive Officer received base salaries as indicated in the Summary Compensation Table. This is consistent with the range of salary levels received by their counterparts in e-commerce companies of comparable size and stage of development. In addition, in 1999, Mr. Morgan and Ms. Dorchak were granted options to purchase 400,000 and 75,000 shares of common stock under Value America's the stock incentive plans.

     Certain Tax Considerations

     Value America does not believe Section 162(m) of the Internal Revenue Code, as amended, which generally disallows a tax deduction for compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above will have an effect on it. The Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Committee's present intention that, so long as it is consistent with its overall compensation objections, substantially all executive compensation will be deductible for Federal income tax purposes.

                                                     The Compensation Committee:

                                                     Gerard R. Roche (Chairman)
                                                     Thomas J. Casey
                                                     William D. Savoy
                                                     Frederick W. Smith

Performance Graph

     The following graph compares the annual cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on April 9, 1999 (the date of our initial public offering), and plotted at December 31, 1999, in each of (a) Value America's common stock, (b) the S&P 500 stock index, and (c) a peer group consisting of internet retail companies similar to Value America:
Beyond.com Corporation, Buy.com, Inc., Cyberian Outpost, Inc., and Egghead.com, Inc. It should be noted that we have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The stock price performance on the graph below is not necessarily indicative of future price performance.



                        April 9, 1999                         December 31, 1999
                        -------------                         -----------------

Value America Inc.          $100.00                                $ 22.01
S&P 500 Stock Index         $100.00                                $115.30
Peer Group Index            $100.00                                $ 63.49


                           RELATED PARTY TRANSACTIONS

     During 1999, Value America issued 6,000,000 shares of Series C preferred stock and warrants to purchase 1,800,000 shares of common stock to Vulcan Ventures Incorporated, a Washington corporation, FDX Corporation, a Delaware corporation, and Frederick W. Smith, a director of Value America for an aggregate purchase price of $60,000,000. In connection with its initial public offering, Value America issued warrants to purchase an aggregate of 511,567 to certain existing stockholders, including Vulcan Ventures Incorporated, a holder of Series B preferred stock, and William D. Savoy, a director of Value America.

     In 1999, Value America paid approximately $388,000 on behalf of Craig A. Winn and Rex Scatena, former executive officers and directors of Value America, to cover a portion of its allocated share of the operating and maintenance expenses of a Hawker 800A aircraft acquired by Messrs. Winn and Scatena in their individual capacity that they made available to Value America for its business use. Value America also paid $200,000 towards a deposit required under a trade-up agreement entered into by Messrs. Winn and Scatena to acquire, in exchange for the aircraft then in use, two additional and more advanced Hawker aircraft that were scheduled for delivery in December 1999 and December 2002, respectively. In December, 1999, the manufacturer repurchased the Hawker 800A aircraft and agreed to terminate and release Messrs. Winn and Scatena from their obligations under the trade-up arrangement to acquire the two additional aircraft in exchange for the forfeiture of the deposits made for each aircraft. Messrs. Winn and Scatena have claimed they are owed an additional $400,000 by Value America in connection with the acquisition and use of the aircraft. While Value America vigorously disputes their claim for this amount, it nevertheless accrued in 1999 a reasonable reserve against any further obligations it may have in connection with this matter. Value America is negotiating with Messrs. Winn and Scatena to resolve the dispute over this additional amount and certain other amounts Value America paid to or on behalf of Messrs. Winn and Scatena in connection with the dispute involving the aircraft.

PROPOSAL 2:     APPROVE THE VALUE AMERICA 1999 STOCK INCENTIVE PLAN, AS AMENDED

     We are asking you to approve the Value America 1999 Stock Incentive Plan that was adopted by the Board on July 15, 1999. As adopted, the plan made available up to 2,350,000 shares of common stock for granting restricted stock awards and stock options in the form of incentive stock options and non-statutory stock options to employees, directors and consultants of Value America. On May 30, 2000, the Board of Directors voted to approve an amendment to the plan to increase the aggregate number of shares of common stock that may be offered under the plan from 2,350,000 to 12,350,000 shares.

     The more significant features of the plan are described below. If you would like a copy of the plan, please make a written request to the Secretary of Value America. In addition, you may obtain a copy online from the Securities and Exchange Commission website at www.sec.gov.

Purpose

     The purpose of the plan is to promote the success of Value America by providing greater incentive to employees, directors and consultants to associate their personal interests with the long-term financial success of Value America and with growth in stockholder value. The plan is designed to provide flexibility to us in our ability to motivate, attract, and retain the services of employees, directors and consultants upon whose judgment, interest, and special effort the successful conduct of our operations largely depends. The plan terminates on July 14, 2009, unless sooner terminated by the Board of Directors.

Administration

     The plan is administered by the Compensation Committee. The Committee has the power to select plan participants and to grant stock options and stock awards on terms the Committee considers appropriate. In addition, the Committee has the authority to interpret the plan, to adopt, amend or waive rules or regulations for the plan's administration, and to make all other determinations for administration of the plan.

Stock Options

     Stock options granted under the plan may be incentive stock options or non-statutory stock options. A stock option entitles the employee to purchase shares of common stock at the option price. The Committee will fix the option price at the time the stock option is granted, but in the case of an incentive stock option the exercise price cannot be less than 100% of the shares' fair market value on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the company, 110% of the shares fair market value on the date of grant). The value in incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the plan or any other similar plan maintained by Value America is limited to $100,000. The option price may be paid in cash or with shares of common stock, or a combination of cash and common stock. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, including the requirement that they will not be exercisable after ten years from the grant date.

Restricted Stock Awards

     The plan permits the grant of restricted stock awards (shares of common stock) to plan participants. A restricted stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the plan participant complete a specified period of service or that certain objectives be achieved. Any restriction imposed on a restricted stock award will be determined by the Committee.

Transferability

     In general, stock options and restricted stock awards granted may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.

Shares Subject to the Plan

     Up to 12,350,000 shares of common stock may be issued to plan participants under the plan. No stock options or restricted stock awards have been granted under the plan. The maximum number of shares with respect to which stock options or restricted stock may be granted under the plan in any calendar year to an employee is 500,000 shares.

     In general, if any stock option or restricted stock award granted terminates, expires or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the common stock subject to the stock option or restricted stock award will be available for further stock options and awards.

Certain Federal Income Tax Consequences

     Generally, no federal income tax liability is incurred by a plan participant at the time a stock option is granted. If the stock option is an incentive stock option, no income will be recognized upon the participant's exercise of the stock option. Income is recognized by participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a non-statutory stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value and the option exercise price.

     For restricted stock awards, income is recognized by a participant when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time, the participant recognizes income equal to the fair market of the common stock.

     Value America will be entitled to claim a federal business expense tax deduction on account of the exercise of a non-statutory stock option or the vesting of a restricted stock award. The amount of the deduction is equal to the ordinary income recognized by the participant. Value America generally will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option, but may claim a federal income tax deduction on account of certain disqualifying dispositions of stock acquired upon the exercise of an incentive stock option.

Changes in Capitalization and Similar Changes

     In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of common stock reserved under the plan, and the terms, exercise price and number of shares of any outstanding stock options or restricted stock awards will be equitably adjusted by the Committee in its discretion to preserve the benefits of the stock options and stock awards for plan participants. For instance, a two-for-one stock split would double the number of shares reserved under the plan. Similarly, for outstanding stock options it would double the number of shares covered by each stock option and reduce its exercise price by one-half.

Option Grants

     The following table provides as of June 6, 2000, certain information with respect to all options granted under the plan since it was adopted in July 1999 to (a) the current executive officers named in the Summary Compensation Table on page 9, (b) all of our current executive officers as a group, (c) all of our current directors who are not executive officers as a group and (d) all employees, including all current officers who are not executive officers, as a group. As of June 6, 2000, the closing price of our common stock as reported on the Nasdaq National Market was $1.9375.


                     Value America 1999 Stock Incentive Plan

                                                              Number of Shares             Weighted Average
                                                                 Covered by                 Exercise Price
         Name                                                  Options Granted                Per Share

Glenda M. Dorchak......................................            575,000                      $2.09
Paul F. Ewert..........................................            500,000                       1.50
Thomas J. Starnes......................................            350,000                       1.50
John A. Steele ........................................             50,000                       6.03
All current executive officers as a group..............          3,085,000                       1.83
All current directors who are not executive

   officers as a group.................................            255,000                       9.72
All employees, including all current officers who are

   not executive officers, as a group..................          4,368,950                       4.33

Vote Required

     Approval of the plan requires that more shares of common stock vote in favor of the plan than against it.

     The Board of Directors recommends the approval of the Value America 1999 Stock Incentive Plan, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 3:    RATIFY SELECTION OF INDEPENDENT AUDITORS FOR THE YEAR ENDING
               DECEMBER 31, 2000

     We are asking you to ratify the Board of Director's selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2000. PricewaterhouseCoopers audited our financial statements for the fiscal year ended December 31, 1999, and has served as the independent auditors of Value America since 1998.

     A representative of PricewaterhouseCoopers will be available at the Annual Meeting to answer your questions.

     We are submitting this proposal to you because we believe that such action follows sound corporate practice. If you do not ratify the selection of PricewaterhouseCoopers as independent auditors, the Board of Directors will consider selecting other auditors. However, even if you ratify the selection, the Board of Directors may still appoint new independent auditors at any time during the next fiscal year if it believes that such a change will be in the best interests of Value America and our stockholders.

     Approval of the ratification of the appointment of PricewatershouseCoopers requires that more shares of common stock vote in favor of the proposal than against it.

     The Board of Directors recommends the approval of the ratification of the appointment of PricewaterhouseCoopers LLP, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

                                  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon review of records received by the Company, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis in 1999 except that Messrs. Bennett, Casey, Keith, Roche and Schmitt and Ms. Dorchak were each late in filing a report with respect to an August 1999 transaction.

Information About Stockholder Proposals

     To be considered for inclusion in our proxy statement relating to the 2001 Annual Meeting of Stockholders, stockholder proposals must be received no later than February 16, 2001. To be considered for presentation at such meeting, although not included in our proxy statement, proposals must comply with our Bylaws and must be received no later than March 18, 2001. All stockholder proposals should be marked for the attention of Secretary, Value America, Inc., 337 West Rio Road, Charlottesville, Virginia 22901.

Annual Report on Form 10-K

     In compliance with applicable regulations, our financial statements and other required disclosures are presented in our 1999 Annual Report Form 10-K, as amended, a copy of which is contained in the package that included the Proxy Statement, and which reflects our financial condition on December 31, 1999.

     Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.


                                             By Order of the Board of Directors:



                                             William A. Pusey, Jr.
                                             Secretary


June 16, 2000

                                                                      Appendix A

                               VALUE AMERICA, INC.
                            1999 Stock Incentive Plan

         1.       Purpose and Effective Date.
                  --------------------------

                  (a) The purpose of the Value America, Inc. 1999 Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of Value America, Inc. (the "Company") by attracting and retaining personnel, including employees, directors and consultants, through the use of stock incentives. The Company believes that ownership of Company stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those persons' interests with the interests of the Company's shareholders.

                  (b) The Plan was adopted by the Board of Directors of the Company on July 15, 1999, and shall become effective on July 15, 1999, subject to the approval of the Plan by the Company's shareholders.

         2.       Definitions.
                  -----------

                  (a)     Act.  The Securities Exchange Act of 1934, as amended.

                  (b) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

                  (c) Award. The award of an Option or Restricted Stock under the Plan.

                  (d)      Company. Value America, Inc., a Virginia corporation.

                  (e) Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 13 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

                  (f)      Board.  The Board of Directors of the Company.

                  (g)      Change of Control.

                           (i) The Acquisition by any Person (as defined below) of beneficial ownership of 50% or more of the then outstanding shares of common stock of the Company;

                           (ii) Individuals who constitute the Board on the effective date of this Plan (the "Incumbent Board") cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 promulgated under the Act);

                           (iii) Approval by the  shareholders of the Company of
                  a reorganization, merger, share exchange or consolidation (a "Reorganization"), provided that shareholder approval of a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

                           (x) no Person  beneficially owns 20% or more of
                  either (1) the then  outstanding  shares of common stock   of
                  the   corporation   resulting   from  the transaction  or (2)
                  the combined  voting power of the then   outstanding    voting
                  securities   of   such corporation   entitled  to  vote
                  generally  in  the election of directors; and

                           (y) at least a  majority  of the  members of the
                  board of directors of the corporation resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization.

                           (iv) Approval by the shareholders of the Company of a
                  complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.

                           (v) For purposes of this Section 2(g), "Person" means
                  any individual, entity or group (within the meaning of Section 13(d)(3) of the Act, other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and "beneficial ownership" has the meaning given the term in Rule 13d-3 under the Act.

                  (h)      Code.  The Internal Revenue Code of 1986, as amended.

                  (i) Committee. The Committee appointed to administer the Plan pursuant to Plan Section 15, or if no such Committee has been appointed, the Board.

                  (j) Consultant. A person or entity rendering services to the Company who is not an "employee" for purposes of employment tax withholding under the Code.

                  (k) Date of Grant. The effective date of an Award granted by the Committee.

                  (l) Disability or Disabled. As to an Incentive Stock Option a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

                  (m) Fair Market Value. If the Company Stock is listed on any established stock exchange or quoted on the NASDAQ stock market system, its Fair Market Value shall be the closing price for such Stock on the Date of Grant as reported by such exchange or the NASDAQ stock market system, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded. Fair Market Value shall be determined as of the Date of Grant specified in the Award.

                  (n) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code Section 422.

                  (o) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that isotherwise not intended to be an Incentive Stock Option and is so designated.

                  (p) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

                  (q) Participant. Any individual who is granted an Award under the Plan.

                  (r) Reload Feature. A feature of an Option described in a Participant's Option agreement that provides for the automatic grant of a Reload Option in accordance with the provisions of Plan Section 9.

                  (s) Reload Option. An Option granted to a Participant equal to the number of shares already owned Company Stock delivered by the Participant to exercise an Option described in Section 9.

                  (t) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7 below.

                  (u)  Rule  16b-3.   Rule  16b-3  promulgated  under  the  Act,
including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

                  (v) 10% Shareholder. A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

         3. General. Awards of Options or Restricted Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

         4. Stock. Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 2,350,000 shares of Company Stock, which may include authorized, but unissued, shares. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company (a) in connection with the exercise of an Option or (b) in payment of Applicable Withholding Taxes.

         5.       Eligibility.

                  (a) Any employee of, director, or Consultant to the Company who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 15, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

                  (b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

                  (c) Non-employee directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

                  (d) The maximum number of shares with respect to which an Award may be granted in any calendar year to any employee during such calendar year shall be 300,000 shares.

         6.       Stock Options.

                  (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

                  (b) The Committee shall establish the exercise price of Options. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of Nonstatutory Stock Option Awards intended to be performance-based for purposes of Code Section 162(m) shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant.

                  (c) Subject to subsection (d) below, Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control as the Committee deems appropriate.

                  (d) The Committee shall establish the term of each Option in the Participant's stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock option granted to a 10% Shareholder shall not have a term in excess of five years. No option may be exercised after the expiration of its term or, except as set forth in the Participant's stock option agreement, after the termination of the Participant's employment. The Committee shall set forth in the Participant's stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant's employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant's termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant's termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided however that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

                  (e) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

                  (f) If a Participant dies and if the Participant's stock option agreement provides that part or all of the Option may be exercised after the Participant's death, then such portion may be exercised by the personal representative of the Participant's estate during the time period specified in the stock option agreement.

         7.       Restricted Stock Awards.

                  (a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

                  (b)  The  Committee  may  place  such   restrictions   on  the
transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change of Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company's achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

                  (c) The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change of Control.

                  (d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

         8.       Method of Exercise of Options.

                  (a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), or cause shares of Company Stock (valued at their Fair Market Value on the date of exercise) to be withheld in satisfaction of all or any part of the exercise price, or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes.

                  (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights with respect to shares acquired upon the exercise of an Option until the Participant has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate for the shares of Company Stock acquired.

                  (c) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

         9.       Reload Option.

                  (a) If a Participant exercises an Option that has a Reload Feature by delivering already owned shares of Company Stock, the Participant shall automatically be granted a Reload Option. The Reload Option shall be subject to the following provisions:

                           (i) The  Reload  Option  shall  cover  the  number of
                  shares of Company Stock delivered by the Participant to exercise the Option with the Reload Feature.

                           (ii)     The Reload Option will not have a Reload
                  Feature.

                           (iii) The exercise  price of shares of Company  Stock
                  covered by the Reload Option shall be 100% of the Fair Market Value of such shares on the date the Participant delivers shares of Company Stock to the Company to exercise the Option that has the Reload Feature.

                           (iv) The Reload  Option  shall be subject to the same
                  restrictions as those imposed on the underlying Option with the Reload Feature.

                           (v) The Reload Option shall not be exercisable  until
                  the expiration of any retention holding period imposed on the disposition of any shares of Company Stock covered by the underlying Option with the Reload Feature.

                  (b) If a Participant in the Value America 1997 Stock Incentive Plan (the "1997 Plan") exercises an Option with a Reload Feature granted pursuant to the 1997 Plan, and the number of authorized shares available under the 1997 Plan is insufficient to grant the Reload Option, the Reload Option shall be granted pursuant to this Plan. The Reload Option shall be granted subject to the provisions of subsection (a) above.

         10. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee and in accordance with Rule 16b-3.

         11.      Nontransferability of Awards.

                  (a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.

                  (b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant's immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

         12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the July 14, 2009. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, unless authorized by the Company's shareholders, no change shall be made that (a) increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 13), (b) expands the class of persons eligible to receive Awards, (c) materially increases the benefits accruing to Participants under the Plan, or (d) otherwise requires shareholder approval under the Code, Rule 16b-3, or the rules of a domestic exchange on which Company Stock is traded. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to him.

         13.      Change in Capital Structure.

                  (a) In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

                  (b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a "Spinoff Company") which, immediately before the distribution or sale, was a majority owned Subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company's shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee's determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

                  (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

         14. Change in Control. In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions:

                  (a) Provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee;

                  (b) Provide for the purchase or settlement of any such Award by the Company, upon a Participant's request, for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant's rights had such Award been currently exerciseable or payable;

                  (c) Make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or

                  (d) Cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change of Control.

         15.      Administration of the Plan.

                  (a) The Plan shall be administered by the Committee, who shall be appointed by the Board. If no Committee is appointed, the Plan shall be administered by the Board. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are "Non-Employee Directors" as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be performance-based for purposes of Code section 162(m) shall be made by a Committee, or subcommittee of the Committee, comprised solely of two or more "outside directors" as that term is defined for purposes of Code section 162(m).

                  (b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted,
(vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change of Control exists, (ix) whether to include a Reload feature in an Option; (x) factors relevant to the lapse of restrictions on Restricted Stock or Options, (xi) when Options may be exercised,
(xii) whether to approve a Participant's election with respect to Applicable Withholding Taxes, (xiii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted,
(xiv) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

                  (c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant's rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

                  (d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  (e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

         16. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

         17. Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

                                 FIRST AMENDMENT

                                     TO THE

                  VALUE AMERICA, INC. 1999 STOCK INCENTIVE PLAN



     FIRST AMENDMENT, dated as of May 30, 2000, to the Value America, Inc. 1999 Stock Incentive Plan, by Value America, Inc. (the "Company").
     The Company maintains the Value America, Inc. 1999 Stock Incentive Plan, effective as of July 15, 1999, (the "Plan"). The Company has the power to amend the Plan and now wishes to do so.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     I. Effective May 30, 2000, Section 4 is amended to replace "2,350,000" with "12,350,000."

     II. In all respects not amended, the Plan is hereby ratified and confirmed.

                                      PROXY

                              Value America, Inc.

          This Proxy is solicited on behalf of the Board of Directors.

The undersigned, revoking all prior proxies, hereby appoints Glenda M. Dorchak and Michael J. Waide, as proxies, and each or either of them with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock and Series D Preferred Stock of Value America, Inc. held of record by the undersigned on May 20, 2000, at the Annual Meeting of Stockholders to be held July 13, 2000, or any adjournment thereof, on each of the following matters:

1. To elect directors to serve for the terms shown below, which expire at the annual meetings of stockholders in 2001, 2002 and 2003:

     [_] FOR all Nominees listed below    [_] WITHHOLD AUTHORITY TO VOTE FOR
                                              THOSE INDICATED BELOW

         2001 Class:       Glenda M. Dorchak, Gary D. LeClair, Michael R. Steed

         2002 Class:       William D. Savoy, Frederick W. Smith

         2003 Class:       Thomas J. Casey, Leroy Keith, Gerard R. Roche

         INSTRUCTIONS: To withhold authority to vote for an individual nominee, print the name of the Nominee in the space provided below.

________________________________________________________________________________


2.   To approve the Value America 1999 Stock Incentive Plan, as amended:

     [_] FOR                    [_} AGAINST                    [_] ABSTAIN

3. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of Value America for 2000:

     [_] FOR                    [_} AGAINST                    [_] ABSTAIN


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted "FOR" each proposal. All joint owners MUST sign.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DATED__________________________             ____________________________________
                                            Signature

                                            ____________________________________
                                            Signature (if jointly owned)

________________________________________________________________________________
      Please indicate below whether you will be joining us for the meeting.

[_] I plan to attend                    [_] I do not plan to attend

PLEASE MARK, SIGN, DATE & RETURN THIS PROXY PROMPTLY IN ENCLOSED ENVELOPE.